BUCKEYE TECHNOLOGIES INC.

                                CREDIT AGREEMENT

                                 Amendment No. 2

         This Agreement, dated as of October 16, 2001 (this "Agreement"), is among Buckeye Technologies Inc., a Delaware corporation, its subsidiaries set forth on the signature pages hereto, and Fleet National Bank, as Agent for itself and the other Lenders under the Credit Agreement referred to below. The parties agree as follows:

        1. Credit Agreement; Definitions. This Agreement amends the Credit Agreement dated as of April 16, 2001 among the parties hereto and certain lenders (as amended and in effect prior to giving effect to this Agreement, the "Credit Agreement"). Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used with the meaning so defined.

        2. Amendment of Credit Agreement. Effective on the date all the conditions set forth in Section 5 hereof are satisfied (the "Amendment Date"), the Credit Agreement is amended as follows:

                2.1. Amendment of Section 1. The definition of "Credit Obligations" in Section 1 of the Credit Agreement is amended to read in its entirety as follows:

                          ""Credit Obligations" means (a) all present and
                future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Hedge Agreements provided by a Lender (or an Affiliate of a Lender), Irish Loans (subject to the proviso hereto), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.7 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings) and (b) the liabilities and obligations of Buckeye Mt. Holly LLC pursuant to a Promissory Note dated December 21, 2000 in the principal amount of $1,000,000 payable to Wachovia Bank, N.A.; provided, however, that the aggregate principal amount of Irish Loans included in the Credit Obligations at any one time outstanding shall not exceed $25,000,000 in Irish Loan Equivalents."

                2.2. Amendment of Section 2.1.2. Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

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                           "2.1.2   Maximum Amount of Revolving Credit.  The
                term "Maximum Amount of Revolving Credit" means the lesser of:

                           (a)(i) $215,000,000 minus (ii) Net Asset Sale
                  Proceeds to the extent (A) such Net Asset Sale Proceeds exceed both (1) $5,000,000 in any fiscal year and (2) $25,000,000 in the aggregate after the Initial Closing Date and (B) the amount of such excess in the foregoing clause (A) is not allocated to an effective Permitted Reinvestment Reserve Amount, minus (iii) Receivables Securitization Proceeds to the extent such Receivables Securitization Proceeds exceed $30,000,000 in the aggregate after the Initial Closing Date, minus (iv) Net Equity Proceeds received at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2; or

                           (b) the amount (in an integral multiple of
                  $1,000,000) to which the Maximum Amount of Revolving Credit shall have been irrevocably reduced from time to time by notice from the Company to the Agent."

                2.3. Amendment to Section 6.7.16. Section 6.7.16 of the Credit Agreement is amended by deleting the phrase "Buckeye Florida Corporation" and replacing it with the phrase "Buckeye Florida, Limited Partnership"

                2.4. Amendment of Section 8.1.12. Section 8.1.12 of the Credit Agreement is amended to read in its entirety as follows:

                         "8.1.12. On or before the earlier to occur of (a)
                  fourteen days after the closing of a Receivables Securitization facility or (b) December 31, 2001, the Company shall fail to provide the Lenders with a perfected security interest in (i) Buckeye Lumberton Inc d/b/a Buckeye Gaston's real and personal property located in Gaston, North Carolina,
                  (ii) Buckeye Mt. Holly LLC's real and personal property located in Gaston, North Carolina, and (iii) the membership interests in Buckeye Mt. Holly LLC, all as more particularly described in section 2.2.3 of the Security Agreement."

        3. Amendment of Security Agreement. Effective on the Amendment Date, the Security Agreement is amended as follows:

                3.1. Amendment to Section 2.2.3. Section 2.2.3 of the Security Agreement is amended to read in its entirety as follows:

                         "Mt. Holly Property. The Agent's security interest in
                  (i) Buckeye Mt. Holly LLC's real and personal property located in Gaston, North Carolina, and in the membership interests in Buckeye Mt. Holly LLC, and (ii) Buckeye Lumberton Inc. d/b/a Buckeye Gaston's real and personal property located in Gaston,


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

                  North Carolia, will not be granted or perfected unless and until the Company makes its scheduled note payment to UPM-Kymmene in respect of the deferred purchase price for the Walkisoft assets on or about December 31, 2001 or at such earlier time as such note payment is made or as may be permitted by UPM-Kymmene. On the Initial Closing Date Buckeye Lumberton Inc. will execute for immediate filing appropriate UCC financing statements that specifically exclude the pledge of the Buckeye Mt. Holly LLC membership interests to the extent contemplated by this Section 2.2.3. On the Initial Closing Date (i) Buckeye Mt. Holly LLC will execute appropriate UCC financing statements, a deed of trust for the Gaston, North Carolina facility and a joinder to this Agreement as an Obligor, and (ii) Buckeye Lumberton Inc. d/b/a Buckeye Gaston will execute appropriate UCC financing statements and a deed of trust for the Gaston, North Carolina facility, all to be placed in escrow with a title company reasonably satisfactory to the Agent in accordance with an escrow agreement reasonably satisfactory to the Agent. On the Initial Closing Date Buckeye Lumberton Inc. will also execute and deliver replacement UCC financing statements that do not specifically exclude the pledge of the Buckeye Mt. Holly LLC membership interests, which replacement UCC financing statements shall also be placed in escrow. The UCC financing statements, deeds of trust and joinder will be released from escrow to the Agent for filing and recording only after the Company makes its scheduled note payment to UPM-Kymmene in respect of the deferred purchase price for the Walkisoft assets on or about Decmeber 31, 2001 or at such earlier time as such note payment is made or as may be permitted by UPM-Kymmene.

        4. Representations and Warranties. In order to induce the Agent and the documentation agents to enter into this Agreement, each of the Company and the Guarantors jointly and severally represents and warrants that after giving effect to this Agreement, (a) no Default exists and (b) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date).

        5.      Conditions to Effectiveness.

                5.1. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and the Guarantors. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect. The Agent shall have received copies of all documents, including acquisition agreements, certificates, records of corporate and partnership proceedings and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, partnership or governmental authorities.

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


        6. General. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Interest and fees under the Credit Agreement shall be calculated for all periods as provided in the Amended Credit Agreement. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.


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         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                           BUCKEYE TECHNOLOGIES INC.
                           BUCKEYE FLORIDA CORPORATION
                           BUCKEYE FOLEY CORPORATION
                           BUCKEYE LUMBERTON INC.
                           BKI FINANCE CORPORATION
                           BKI INTERNATIONAL INC.

                           By:/S/ GAYLE L. POWELSON
                              ----------------------
                              As an authorized officer of each of the
                              foregoing corporations

                           BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                           By Buckeye Florida Corporation, general partner

                           By: /S GAYLE L. POWELSON
                               ----------------------
                           Title: Vice President

                           BUCKEYE  MT. HOLLY LLC
                           By Buckeye Lumberton Inc., manager

                           By:/S/ GAYLE L. POWELSON
                              ------------------------
                           Title: Vice President

                           BKI ASSET MANAGEMENT CORPORATION
                           BKI HOLDING CORPORATION

                           By:/S/ FRANCIS B. JACOBS
                              -------------------------
                           Title: President

                           BKI LENDING INC.

                           By:/S/ DORIS J. KRICK
                              ------------------------
                           Title: President

                        BFC I CORP.

                        By: /S/ DORIS J. KRICK
                            -----------------------
                            Doris J. Krick, Secretary

                        BFOL 1 CORP.

                        By: /S/ DORIS J. KRICK
                            -----------------------
                            Doris J. Krick, President

                        BFC 2  LP
                        By:  BFOL 1 Corp., its general partner

                        By:  /S/ DORIS J. KRICK
                             ---------------------
                             Doris J. Krick, President


                        BFOL 2 LP
                        By:  BFC I Corp., its general partner

                        By:  /S/ DORIS J. KRICK
                             -----------------------
                             Doris J. Krick, Secretary

                        BFC 3 LLC
                        By:  BFOL 2 LP, its manager
                        By: BFC I Corp., its general partner

                        By:  /S/ DORIS J. KRICK
                             -----------------------
                             Doris J. Krick, Secretary

                        BFOL 3 LLC
                        By:  BFC 2 LP, its manager
                        By: BFOL 1 Corp., its general partner

                        By:  /S/ DORIS J. KRICK
                             ------------------------
                             Doris J. Krick, President


                        MERFIN SYSTEMS INC.

                        By:  /S/ GAYLE L. POWELSON
                             -------------------------
                             Title: Vice President





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                         FLEET NATIONAL BANK

                         By  /S/ THOMAS J. MAHONEY
                             -------------------------
                             Title: Director


                         ABN AMRO BANK, N.V.

                         By  /S/ JUDITH M. BRESNEN
                             -------------------------
                             Title: Group Vice President

                         By  /S/ JOHN M. PSATORE
                             -------------------------
                             Title: Assistant Vice President

                         BANK OF AMERICA, N.A.

                         By  /S/ THOMAS W. BRANYAN
                             -------------------------
                             Title: Senior Vice President

                         THE BANK OF NOVA SCOTIA

                         By  /S/ M. D. SMITH
                             -------------------------
                             Title: Agent

                         FIRST PIONEER FARM CREDIT, ACA

                         By  /S/ JAMES M. PAPAI
                             -------------------------
                             Title: Vice President

                         FIRST UNION NATIONAL BANK

                         By  /S/ J. ANDREW PHELPS
                             ------------------------
                             Title: Vice President

                         FIRSTAR BANK, NATIONAL ASSOCIATION

                         By
                              -----------------------
                              Title:

                         TORONTO DOMINION (TEXAS), INC.

                         By  /S/ ANN S. SLANIS
                             ------------------------
                             Title: Vice President

                         UNION PLANTERS BANK, NA

                         By  /S/ CRAIG GARDELLA
                             -----------------------
                             Title: Senior Vice President


                         WACHOVIA BANK, NA

                         By  /S/ ANNE L. SAYLES
                             -----------------------
                             Title: Senior Vice President